Exhibit 99.1

Integrated Entertainment Resort in MIDAN City, Incheon

Information Sheet | March 2014

I.	The Consortium: Proposed partnership includes Lippo, OUE and Caesars

The Lippo group is one of the largest conglomerates and urban land developers in Asia. OUE has interests in large-scale hospitality, retail and commercial properties in Asia. Caesars Entertainment Corporation is one of the world’s largest gaming, hospitality and entertainment companies.

II.	Project Overview: Phase I of the proposed project, which would involve all consortium members, is expected to include the elememts described below. Caesars Entertainment Corporation and/or one of its affiliated companies would be an investor in the project and the operater of the casino

•	Phase I summary (as currently proposed, subject to modification):

•	Total estimated project cost: approximately KRW 855 billion

•	Total area: Over 150,000 sm of development (gross floor area) on 4.3 ha site

•	Expected completion: Early 2018

•	Program highlights

•	3 hotel towers comprising approximately 760 rooms & suites

•	Standalone convention center

•	Hotel-integrated ballrooms & meeting rooms

•	Live entertainment venues including performance theater

•	A foreigners-only casino

•	Restaurants, bars & clubs

•	Luxury retail shops

•	Luxury destination spa

•	Signature outdoor pool experience

•	Public spaces including amphitheater, gardens and event plaza

•	There is a preliminary master plan that includes potential future phases of the integrated resort with an estimated total project cost of approximately KRW 2.3 trillion (inclusive of the total estimated project cost for Phase I referred to above), planned to be built over several phases.

•	The project will serve as the stimulus of MIDAN City’s plan to become a tourism & leisure city.

III.	Project Benefits: This project is expected to produce multifaceted benefits for the Incheon region and Korea

•	Phase I summary (as currently proposed, subject to modification):

•	Expected economic stimulus and growth

•	Thousands of jobs during 4 year development and construction period

•	Approximately 3,500 new jobs at the resort on opening day

•	Incremental tax revenue to local and central government

•	Expected tourism industry contribution

•	Create iconic landmark near Incheon International Airport in Yeongjong island, welcoming visitors to Korea

•	Induce new visitation to Incheon and Korea and generate incremental tourism receipts throughout surrounding community

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For more information, press only:

-	Jerry Ryu, Burson Marsteller Korea, (02) 3782-6460, jerry.ryu@bm.com

-	Nicolle Kuritsky, Burson Marsteller Korea (02) 3782 6460, nicolle.kuritsky@bm.com

This presentation contains statements which are, or may be deemed to be, “forward-looking statements” which are prospective in nature. Forward-looking statements are not based on historical facts, but rather on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects” or “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results, performance or achievements to differ materially from the expectations of Caesars Entertainment Corporation and its subsidiaries and affiliates (“Caesars”), Lippo Limited and its subsidiaries and affiliates, including without limitation LOCZ Korea Corporation (“Lippo”), Overseas Union Enterprise Limited and its subsidiaries and affiliates (“OUE” and together with Caesars and Lippo, the “Parties”) include, among other things, general business and economic conditions, industry trends, competition, capital availability and cost, changes in government and other regulation and governmental and regulatory actions (including the ability to secure final governmental approvals), changes in political and economic stability, construction factors, including without limitation delays, increased costs of labor and materials, availability of labor and materials, work stoppages and other labor issues, environmental restrictions, soil and water conditions, weather and other hazards and site access matters, access to insurance on reasonable terms, acts of war or terrorist incidents, uprisings, or natural disasters and definitive agreements for the project and other factors beyond the Parties’ control. Such forward-looking statements should therefore be construed in light of such factors. None of the Parties, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this presentation will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. None of the Parties is under any obligation and each expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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